Exhibit 10.50
EXTERRAN HOLDINGS, INC. AWARD NOTICE
TIME-VESTED INCENTIVE STOCK OPTION
FIRST AMENDMENT
          THIS FIRST AMENDMENT TO THE EXTERRAN HOLDINGS, INC. AWARD NOTICE FOR TIME-VESTED INCENTIVE STOCK OPTION (the “Amendment”) is entered into by and between Exterran Holdings, Inc., a Delaware corporation (the “Company”), and Stephen A. Snider (the “Participant”).
W I T N E S S E T H:
          WHEREAS, the Company previously granted to the Participant, on March 4, 2008, an incentive stock option to purchase 1,485 shares of common stock of the Company under the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan (the “Plan”) at an exercise price of $67.30 per share, pursuant to the terms and conditions of an Award Notice for Time-Vested Incentive Stock Option (the “Award Notice”) and the Plan; and
          WHEREAS, subject to the consent of the Participant, the Compensation Committee of the Board of Directors of the Company (the “Committee”) may, in its sole discretion, amend an outstanding Award Notice from time to time in any manner that is not inconsistent with the provisions of the Plan; and
          WHEREAS, the Committee has determined that the Participant’s termination of employment with the Company (other than due to Cause, death or Disability) shall constitute “Retirement” under the Plan; and
          WHEREAS, the Committee and the Participant desire to amend the Award Notice to make certain changes with regard to the vesting and exercise provisions of the Award Notice;
          NOW, THEREFORE, effective as of October 27, 2008, the Award Notice is hereby amended as follows:
      1. Section 5(b) of the Award Notice is hereby amended to read as follows:
     “(b) Termination as a Result of Retirement. Following a termination of employment by reason of your Retirement, the unvested portion of your Award will immediately vest in full and become exercisable, and you will be entitled to exercise the Award at any time prior to the Expiration Date (provided, however, that in the event the Award is exercised more than three months after the date of Retirement, the Award shall not be treated as an incentive stock option under Section 422 of the Code).”

     2. The Award Notice shall remain in full force and effect and, as amended by this Amendment, is hereby ratified and affirmed in all respects.

          IN WITNESS WHEREOF, the parties have executed this Amendment effective as of October 27, 2008.

EXTERRAN HOLDINGS, INC.

By:

Stephen M. Pazuk
Chairman, Compensation Committee

PARTICIPANT

Stephen A. Snider

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